PRESS RELEASE

Date:	January 30, 2004

From:	MutualFirst Financial, Inc.

For Publication:	Immediately

Contact:	David W. Heeter (765) 747-2880

MutualFirst Financial Announces Annual Meeting Date

Muncie, Indiana - January 30, 2004 - MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company for Mutual Federal Savings Bank will hold its fifth annual meeting of stockholders at the Bank's headquarters at 110 E. Charles Street, Muncie, Indiana on April 28, 2004 at 3:00 p.m. local time. The Record Date for voting has been set for March 4, 2004.

MutualFirst Financial, Inc. is the holding company for Mutual Federal Savings Bank, an $814 million Indiana-based financial institution, operating 17 full-service offices in Delaware, Randolph, Kosciusko and Grant Counties. Mutual Federal is a leading residential lender in each of their markets and provides a full range of financial services and Internet banking services. The company is traded on NASDAQ under the symbol MFSF and can be found on the Internet at www.mfsbank.com.

Press Release